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CUSIP No. 257791103     13D                                        Page 9 of 9





                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated April 29, 2003 (including amendments thereto) with respect to the common stock, no par value, of Donlar Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: April 29, 2003

                                  /s/ Larry P. Koskan
                                  --------------------------------------------
                                  Larry P. Koskan



                                  /s/ Jerilyn Koskan
                                  --------------------------------------------
                                  Jerilyn Koskan